UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2005

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5800 Armada Drive, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 602-3292

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Approval of Changes to Compensation of Executive Officers:

Pursuant to a written action dated March 1, 2005, the Compensation Committee of the Company's Board of Directors approved the following actions related to the compensation of the Company's executive officers:

Commencing with the next pay date after March 1, 2005, the annual base salaries for the following executive officers were adjusted to the following amounts: Robert Selzer, Sr. Vice President, Technology of JMAR Systems Division ($138,000) and Larry Johnson, General Manager of JMAR Microelectronics Division ($153,310).

A bonus of $13,500 (equal to 10% of his base salary for 2004) was awarded to Robert Selzer under the previously approved Balanced Scorecard Bonus Plan (previously filed as an exhibit to the Form 10-Q for the quarter ended September 30, 2004).

Options were granted under the Company's shareholder-approved 1999 Stock Option Plan to the following executive officers in the following amounts: Selzer (50,000) and Johnson (20,000). These options have an exercise price of $1.40 per share and vest in one-third increments per year starting on March 1, 2006. The 1999 Stock Option Plan is filed as an exhibit to the Company's Form 10-K for the year ended December 31, 2003 and the option shares are registered under a Form S-8 Registration Statement. Form 4 Reports have also been filed for each of these option grants.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

March 4, 2005	By:	Joseph G. Martinez

Name: Joseph G. Martinez
Title: Sr. VP & General Counsel